UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
January 18, 2008
APPROACH RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

One Ridgmar Centre
6500 W. Freeway, Suite 800
Fort Worth, Texas	76116
(Address of principal executive office)	(Zip code)
(817) 989-9000
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement
     On January 18, 2008, Approach Resources Inc. (the “Company,” “we,” “us” or “our”) entered into a $200 million Credit Agreement (the “New Credit Agreement”) with The Frost National Bank as administrative agent and lender (“Frost” or the “Agent”), and the financial institutions named therein. The New Credit Agreement supersedes and terminates the $100 million Amended and Restated Credit Agreement dated February 15, 2007 by and among Approach Resources I, L.P., as borrower, Frost, as administrative agent and lender, and the financial institutions named therein (the “Prior Credit Agreement”).
     Borrowings under the New Credit Agreement are subject to a borrowing base that is initially set at $75 million. Loans made under the New Credit Agreement mature July 31, 2010. The New Credit Agreement provides for interest on outstanding amounts to accrue at a rate calculated, at our option, at either (i) the base rate, which is Frost’s prime rate, or (ii) the sum of the London Interbank Offered Rate, or LIBOR, plus a margin that ranges from 1.25% to 2.0% per annum. In addition, we pay an annual commitment fee of 0.375% of non-utilized borrowings available under the New Credit Agreement.
     The borrowing base under the New Credit Agreement will be re-determined every six months or, upon the election by the Company or the lenders, one additional time each calendar year. On or before March 1 and September 1 of each year, we are required to furnish to the lenders an engineering report evaluating the oil and gas properties of the Company and its subsidiaries as of the preceding January 1 and July 1. The reserve report as of January 1 of each year must be prepared by DeGolyer and MacNaughton or another independent petroleum engineering firm acceptable to the Agent.
     Under the New Credit Agreement, we are subject to a financial covenant requiring maintenance of a minimum modified ratio of current assets to current liabilities of at least one to one. In addition, the New Credit Agreement contains financial covenants restricting cash dividends and other restricted payments, transactions with affiliates, incurrence of other debt, consolidations and mergers, the level of operating leases, asset sales, investment in other entities and liens on properties. Loans under the New Credit Agreement are secured by substantially all of our oil and gas properties. In addition, in connection with the New Credit Agreement, our wholly-owned subsidiaries Approach Oil & Gas Inc., Approach Resources I, L.P. and Approach Oil & Gas (Canada) Inc. entered into Guaranty Agreements in favor of the lenders. Under the Guaranty Agreements, each of these subsidiaries guaranteed the prompt and full payment of indebtedness under the New Credit Agreement.
     We expect that borrowings under the New Credit Agreement may be used to finance our working capital needs and for general corporate purposes, including the exploration, acquisition and development of oil and gas properties.
     The foregoing description of the New Credit Agreement is qualified in its entirety by reference to the complete text of the agreement. A copy of the New Credit Agreement is filed as Exhibit 10.1 to this Report on Form 8-K and is incorporated herein by reference.
Item 1.02    Termination of a Material Definitive Agreement
     In connection with the execution of the New Credit Agreement on January 18, 2008, the Prior Credit Agreement was terminated as of that date. At the time of termination, there were no outstanding borrowings under the Prior Credit Agreement.

Item 2.03    Creation of a Direct Financial Obligation
     The information set forth above under Item 1.01 and Item 1.02 is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.1	Credit Agreement dated as of January 18, 2008 among Approach Resources Inc., as borrower, The Frost National Bank, as administrative agent and lender, and the financial institutions named therein.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.
By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Executive Vice President and General Counsel

Date: January 22, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement dated as of January 18, 2008 among Approach Resources Inc., as borrower, The Frost National Bank, as administrative agent and lender, and the financial institutions named therein.